EXHIBIT 4.5

TRADUCCIÓN PÚBLICA

SWORN TRANSLATION

ADDENDUM TO CORPORATE SERVICES MASTER AGREEMENT

Made in the City of Buenos Aires, on this 12th day of March, 2010, by and among:

(i) CRESUD S.A.C.I.F. y A., domiciled at Moreno No. 877, 23rd Floor, City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact (hereinafter “CRESUD”) for the first part;

(ii) Alto Palermo S.A. (APSA), domiciled at Moreno No. 877, 21st Floor, City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact (hereinafter “APSA”), for the second part; and

(iii) IRSA Inversiones y Representaciones Sociedad Anónima, domiciled at Bolívar No. 108, 1st Floor, City of Buenos Aires, and setting up domicile for purposes of this agreement at Moreno No. 877, 22nd Floor, City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact, for the third part (hereinafter “IRSA”, and collectively with CRESUD and APSA hereinafter referred to as the “Parties”, and each of them individually as a “Party”).

WHEREAS:

(i) On June 30, 2004, the Parties executed a Master Agreement for the Exchange of Corporate Services (hereinafter the “Master Agreement”), whereby the administrative and financial features and guidelines for implementing the supply of Corporate Services were established, for purposes of reducing fixed costs arising from the Parties’ activities and diminishing their impact on operating results, taking advantage of the individual efficiencies of each of them in the various operating management areas;

(ii) The Parties engaged Deloitte & Co. S.R.L. (hereinafter “Deloitte”) for it to review and assess semi-annually the criteria used in the Corporate Services settlement process and the Cost Distribution Bases and supporting documents used in the above mentioned process and prepare a semi-annual report;

(iii) Due to the experience gained as a result of the implementation of the Master Agreement based on an Implementation Manual prepared by Deloitte, certain operational changes to the Areas of Exchange of Corporate Services and Cost Distribution Bases have been implemented since January 2005;

(iv) Such operational changes were acknowledged by the Parties through the execution of three agreements for the implementation of amendments dated August 23, 2007, August 14, 2008 and November 27, 2009, respectively (the “Agreements”);

(v) As from the consolidation of the financial statements, which occurred as a result of the increase of CRESUD’s shareholding interest in IRSA, who in turn controls APSA, it has been necessary to deepen the data processing line toward CRESUD, as ultimate recipient of the scheme;

(vi) From such perspective, the Parties have deemed it suitable to unify in CRESUD as single provider, within the scope of the Master Agreement and the Agreements, the services related to the following areas: Human Resources, Finance, Institutional Relations, Administration and Control, Systems and Technology, Insurance, Errand Running/General Services, Contracts, Technical, Infrastructure and Services, Purchases, Architecture and Design, Development of Works, Internal Audit, Real Estate and Risks and Processes, to which end the employment agreements of the employees rendering such services shall be transferred;

(vii) The unification mentioned in recital (vi) above shall: (a) imply a partial reduction in the Parties’ administrative expenses; (b) result in a significant reduction in the cost centers, thus optimizing the management of information and available resources; and (c) strengthen the employees’ corporate identity, all of which shall result in significant advantages to the Parties’ partners;

(viii) The Parties deem it suitable to enter into this Addendum to the Corporate Services Master Agreement (the “ADDENDUM”) so as to allocate the expenses related to the hypothetical labor costs that could arise from the termination of employees or other costs whose origin or accrual shall have occurred or shall occur before or after the centralization;

(ix) Notwithstanding the foregoing, APSA maintains unaltered the following areas: Shopping Center Commercial Real Estate; Shopping Center Marketing; Shopping Center Security; Shopping Center Technical, Infrastructure and Services; Shopping Center Systems and Technology; and Shopping Center Sales Management, and IRSA maintains unaltered the following areas: Office Rental; Office Security; and Office Technical, Infrastructure and Services, as these are the core areas that group together the know-how of the business of each of them;

(x) Each of the Parties has submitted the contents of the ADDENDUM to their respective Audit Committees for review, which have raised no objections to it; and

(xi) In addition, the Board of Directors of each of the Parties has approved this ADDENDUM, as per the following detail:

•	IRSA on March 9, 2010;

•	APSA on March 12, 2010; and

•	CRESUD on March 11, 2010.

NOW, THEREFORE, the Parties agree to enter into this ADDENDUM, to be governed by the following clauses:

ONE: The Exhibit attached to this ADDENDUM includes a list of the personnel serving in the corporate sectors, who shall continue to render services in IRSA, APSA and CRESUD, distinguished by those who are subject to the transfer mentioned in the recitals hereto and those who shall remain in their original payroll. The allocation of their salaries and labor costs shall continue to be distributed as set forth in the Master Agreement. The Exhibit sets forth the length of service of corporate employees, their original employers, their employers as of the date of execution of this ADDENDUM, the corporate sector where they serve and the date such sectors joined the Master Agreement.

TWO: The Parties agree to perform the following obligations as an immediate consequence of the execution of this ADDENDUM:

(a)	In the event of termination or if a claim is filed, the Parties shall identify its origin or subject matter;

(b)	The Parties shall identify the origin or accrual of the termination or hypothetical right, so as to determine the financial liability of each Party;

(c)	IRSA and APSA promise to indemnify CRESUD, to such extent as appropriate, for the expenses and disbursements arising from claims made by the transferred employees listed in the Exhibit.

THREE: The expenses mentioned in paragraph (c) above include:

(a)	Any salary and/or indemnification and/or social security item, claim or hypothetical concept, including: outstanding wages, if any, salary differences, statutory annual benefit, vacation pay, any kind of commissions, overtime, as well as any bonuses, rewards and/or reimbursements and any indemnification amounts that could arise from Section 212 of the Employment Contract Law, Section 1113 of the Civil Code, damages and/or pain and suffering or damages under Occupational Accidents Laws No. 24,028 and 24,557, as applicable, for which IRSA or APSA could be liable, as well as any other amount originated in the employment relationship that is being terminated, whatever its origin may be, as well as any other mechanism or institute related to the employee’s performance during their relationship with IRSA or APSA, irrespective of the regulatory source that created them; and

(b)	professional fees and expenses incurred in the defense of the interests of the Party(ies), whether originated in claims filed by employees or third parties.

FOUR: The Parties agree that all costs associated to the employees who join the corporate Areas or who are assigned by any of the Parties in the future shall be governed by the method contemplated herein.

FIVE: The Corporate Human Resources Department shall be responsible for determining the amounts or percentages to be borne by each Party, based on each employee’s periods of service and taking into account the origin of each termination or the cause of each claim. At the closing of each year the above mentioned Department shall submit a report to an assessment committee (the “Assessment Committee”) containing a detail of all cases of termination that involve the employees listed in the Exhibit. The Assessment Committee shall be composed of the Individual In-charges of each of the Parties previously appointed and shall validate the adequate allocation of expenses made by the Corporate Human Resources Department. Any decisions taken by the Assessment Committee shall be adopted by simple majority and shall not be subject to appeal.

SIX: CRESUD hereby promises to compensate IRSA and APSA for the higher costs that could be incurred by such companies as a result of the increase in the rate of social security contributions and the occupational risk manager’s rate that will arise from the transfer of the employees listed in the Exhibit to CRESUD.

SEVEN: The Parties agree that for purposes of facilitating the implementation of this ADDENDUM among them, within five days before the closing of each calendar month CRESUD shall make a pro-forma settlement of the costs to be paid by each of the Parties at the end of the month. Based on such settlement, CRESUD shall invoice to IRSA and APSA a sum of money calculated on the basis of the costs paid in such month. CRESUD promises to render a monthly account by delivering: (i) a detail of the differences between the pro-forma settlement and the final account resulting from the payments made; and (ii) a detail of the use of proceeds to each of the Parties, for purposes of computing the payments to be made pursuant to Section 5 of the Master Agreement.

EIGHT: The Parties agree that all the clauses and exhibits of the Master Agreement and the Agreements are in force, and that this ADDENDUM does not amend any of their clauses.

NINE: The Parties agree that all capitalized terms not defined in this ADDENDUM shall have the meanings assigned to them in the Master Agreement and the Agreements.

TEN: All the counterparts of this ADDENDUM and its Exhibit, once signed by the Parties, shall be regarded as original counterparts to all effects.

ELEVEN: If any of the clauses or provisions of this ADDENDUM were invalid, unenforceable, ineffective or illegal, such invalidity, unenforceability, ineffectiveness or illegality shall not affect the validity of this ADDENDUM, and its remaining provisions shall remain in force.

TWELVE: This ADDENDUM shall be governed by and interpreted in accordance with the laws of the Republic of Argentina.

THIRTEEN: Any disputes arising from or related to the execution, interpretation or enforcement of this ADDENDUM shall be negotiated by the Parties in good faith. The negotiation stage having been exhausted, at the request of any of the Parties the dispute shall be settled by the Arbitration Court of the Buenos Aires Stock Exchange, which shall act in accordance with the rules of arbitration of law, and whose decision shall be final and not subject to appeal.

FOURTEEN: The Parties have drafted this ADDENDUM jointly; therefore, in case of ambiguity or any other circumstance that requires an interpretation of its terms, no presumption arising from the authorship of this ADDENDUM shall favor or prejudice any of the Parties.

FIFTEEN: Except as otherwise clearly arising from the text of this ADDENDUM, it shall be understood that: (i) any references to the singular form include the plural, and vice versa; (ii) any references to the masculine gender include the feminine gender, and vice versa; (iii) any references to a given legislation include the regulations or supplementary statutes issued under the referred legislation; and (iv) the word “including” or similar terms imply a mere explicatory or illustrative enumeration.

In witness whereof, three (3) identical counterparts are signed to a single effect in the place and on the date first above written.

CRESUD S.A.C.I.F.y A. ___________________________________________________________________________

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Attorneys-at-law _________________________________________________________________________________

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IRSA Inversiones y Representaciones Sociedad Anónima ______________________________________________

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Alto Palermo S.A. (APSA) _________________________________________________________________________

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Attorneys-at-law __________________________________________________________________________________